SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              ACNielsen Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       _________________________________________________

    2) Form, Schedule or Registration Statement No.:
       _________________________________________________

    3) Filing Party:
       _________________________________________________

    4) Date Filed:
       _________________________________________________

[LOGO]ACNielsen

                                            177 Broad Street, Stamford, CT 06901

                                            March 11, 1997

Dear Shareholder:

      You are invited to attend the 1997 Annual Meeting of Shareholders of ACNielsen Corporation on Wednesday, April 16, 1997 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware. This will be the first Annual Meeting of the Company since the distribution by The Dun & Bradstreet Corporation of the Company's shares on November 1, 1996 and we are delighted to have this opportunity to review the Company's progress with you. In addition, we will consider and vote upon the matters outlined in the attached Notice of Annual Meeting and Proxy Statement. The Annual Report for the year ended December 31, 1996 also is enclosed.

      Your vote is important. Accordingly, whether or not you plan to attend the meeting, please ensure that your shares are represented by completing and returning the accompanying proxy card.

                                        Sincerely,

                                        /s/ NICHOLAS L. TRIVISONNO
                                            --------------------------------

                                        NICHOLAS L. TRIVISONNO
                                        Chairman and Chief Executive Officer

[LOGO]ACNielsen

                                            177 Broad Street, Stamford, CT 06901

NOTICE OF ANNUAL MEETING

      The Annual Meeting of Shareholders of ACNielsen Corporation will be held on Wednesday, April 16, 1997 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

            1. To elect four Class I directors for a three-year term.

            2. To consider and vote upon the ratification of the selection of independent public accountants to audit the Company's consolidated financial statements for 1997.

            3. To consider and vote upon the approval of the Company's 1996 Key Employees' Stock Incentive Plan.

            4. To consider and vote upon the approval of the Company's 1996 Senior Executive Incentive Plan.

            5. To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

      The Board of Directors has fixed the close of business on February 20, 1997 as the record date for determination of Shareholders entitled to notice of, and to vote at, the meeting.

                                        By Order of the Board of Directors,

                                        /s/ ELLENORE O'HANRAHAN

                                        ELLENORE O'HANRAHAN, Secretary

Dated: March 11, 1997

                                 PROXY STATEMENT

GENERAL

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACNielsen Corporation ("ACNielsen" or the "Company") of proxies for the Annual Meeting of Shareholders to be held on April 16, 1997. These proxy materials are being mailed to Shareholders commencing approximately March 11, 1997.

      The principal executive offices of ACNielsen are located at 177 Broad Street, Stamford, Connecticut 06901 and its telephone number is (203) 961-3000.

SPIN-OFF FROM DUN & BRADSTREET

      The Company began operating as an independent, publicly-held company on November 1, 1996 (the "Spin-Off Date") as a result of its spin-off (the "Spin-Off") on that date from The Dun & Bradstreet Corporation ("Dun & Bradstreet"). Prior to the Spin-Off, the Company operated as a wholly-owned business of Dun & Bradstreet.

VOTING AND REVOCABILITY OF PROXIES

      Your vote is important and the Board of Directors urges you to exercise your right to vote.

      Sending in a signed proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Any Shareholder giving a proxy has the right to revoke it at any time before it is exercised by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of ACNielsen, or by attending the meeting and voting in person. Proxies must be filed with the secretary of the meeting prior to or at the commencement of the Annual Meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions contained therein. A proxy which is signed and returned by a Shareholder of record without specification marked in the instruction boxes will be voted, as to proposals specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the respective proxies.

      The preceding paragraph does not apply to shares held in a participant's account in (i) the ACNielsen Corporation Employee Stock Ownership Plan (the "ESOP"), (ii) the ACNielsen Corporation Savings Plan (the "Savings Plan"), (iii) the Dun & Bradstreet Profit Participation Plan, (iv) the DonTech Profit Participation Plan, and (v) the Cognizant Corporation Savings Plan. For a participant in the ESOP and for a participant in the other plans who has contributions invested in ACNielsen Common Stock, the trustee of such plans has agreed that the proxy will serve as a voting instruction for the trustee. The proxy will also serve as a proxy for any shares registered in the participant's own name. Proxies covering shares in the plans must be received prior to April 9, 1997. If a proxy covering shares in the ESOP or Savings Plan has not been received prior to April 9, 1997 or if it is signed and returned without specification marked in the instruction boxes, the trustee of those plans will vote those plan shares in the same proportion as the respective shares in such plan for which it has received instructions, except as otherwise required by law. Shares held by other plans and not voted by participants will be voted in accordance with the terms of those plans.

RECORD DATE

      The Board of Directors has fixed the close of business on February 20, 1997 as the record date (the "Record Date") for the determination of the Shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The only outstanding equity or voting securities of ACNielsen are shares of Common Stock, par value $0.01 per share. Only holders of record of shares of Common Stock as of the Record Date will be entitled to vote at the meeting. As of the close of business on February 20, 1997, ACNielsen had outstanding 56,922,427 shares of Common Stock. Each such share will be entitled to one vote.

PROXY SOLICITATION

      In connection with proxy soliciting material mailed to Shareholders, employees of ACNielsen may communicate with Shareholders personally or by telephone, facsimile or mail to solicit their proxies. ACNielsen also has retained the firm of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. ACNielsen will pay all expenses related to such solicitations of proxies. ACNielsen and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

QUORUM AND VOTING REQUIREMENTS

      ACNielsen's by-laws provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

      Directors shall be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions and broker "non-votes" shall not be counted for purposes of the election of directors. Approval of each of the 1996 Key Employees' Stock Incentive Plan and the 1996 Senior Executive Incentive Plan shall require approval by a majority of the votes cast on the matter and abstentions and broker "non-votes" shall not affect the result.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

      The following table sets forth the number of shares of ACNielsen Common Stock beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table below, and all present directors and executive officers of ACNielsen as a group, at February 28, 1997. The table also sets forth the name and address of the only persons known to ACNielsen to be the beneficial owners (the "Owners") of more than five percent of the outstanding Common Stock and the number of shares so owned, to ACNielsen's knowledge, on December 31, 1996 (or, in the case of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (collectively, the "Fidelity Group"), January 31, 1997). Such information is based upon information furnished by each such person or, in the case of each Owner, based upon a Schedule 13G filed by such Owner with the Securities and Exchange Commission ("SEC"). It should be noted that in certain cases shares required under rules of the SEC to be shown as beneficially owned are shares to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Shares owned by the executive officers named in the Summary Compensation Table include shares purchased on the open market. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All directors and executive officers as a group beneficially own less than 1% of the Common Stock.

            NAME         NUMBER OF SHARES AND NATURE OF OWNERSHIP
            ----         ----------------------------------------
Robert H. Beeby ..................     1,000     Indirect (1)

                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       2,904

Robert J. Chrenc .................    20,523*    Direct
                                         188     Held through ESOP plan (3)
                                   ---------
                                      20,711

            NAME         NUMBER OF SHARES AND NATURE OF OWNERSHIP
            ----         ----------------------------------------
Michael P. Connors ...............    29,538*    Direct
                                         202     Held through ESOP plan (3)
                                          86     Held through 401(k) plan (4)
                                      24,287     Right to Acquire Within 60 Days
                                   ---------      by Exercise of Options (5)
                                      54,113

Earl H. Doppelt ..................    21,702*    Direct
                                         202     Held through ESOP plan (3)
                                      80,861     Right to Acquire Within 60 Days
                                   ---------      by Exercise of Options (5)
                                     102,765

Donald W. Griffin ................     1,904     Restricted Stock Grant (2)

Thomas C. Hays ...................     2,000     Direct
                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       3,904

Karen L. Hendricks ...............     2,000     Direct
                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       3,904

Robert M. Hendrickson ............     1,000     Direct
                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       2,904

Robert Holland, Jr. ..............     1,000     Direct (6)
                                       2,042     Restricted Stock Grant (2)
                                   ---------
                                       3,042

Robert J Lievense ................    37,050*    Direct (7)
                                         256     Held through ESOP plan (3)
                                     107,097     Right to Acquire Within 60 Days
                                   ---------      by Exercise of Options (5)
                                     144,403

John R. Meyer.....................     1,132     Direct (8)
                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       3,036

Brian B. Pemberton................       500     Direct
                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       2,404

Robert N. Thurston................     2,000     Direct
                                       1,904     Restricted Stock Grant (2)
                                   ---------
                                       3,904

Nicholas L. Trivisonno............    65,607*    Direct
                                         296     Held through ESOP plan (3)
                                         484     Held through 401(k) plan (4)
                                      22,536     Right to Acquire Within 60 Days
                                   ---------      by Exercise of Options (5)
                                      88,923
All Directors and Executive
 Officers as a Group..............   438,821     (9)

            NAME             NUMBER OF SHARES AND NATURE OF OWNERSHIP
            ----             ----------------------------------------
The Capital Group
 Companies, Inc. and its
 subsidiary, Capital Research
 and Management Company,
 333 South Hope Street,
 Los Angeles, CA 90071 .......     6,402,230     (10)(11)

FMR Corp., Edward
 C. Johnson 3d and
 Abigail P. Johnson,
 82 Devonshire Street,
 Boston, MA 02109 ............     7,093,588     (12)(13)

Harris Associates L.P. and its
 sole general partner,
 Harris Associates, Inc.,
 Two North LaSalle Street,
 Suite 500,
 Chicago, IL 60602 ...........     7,370,074     (14)(15)

----------
* Includes purchases on the open market on November 4, 1996, the first day of regular way trading in the Company's Common Stock, in the amount of 45,607 shares in the case of Mr. Trivisonno, 28,504 shares in the case of Mr. Lievense, 28,504 shares in the case of Mr. Connors, 20,523 shares in the case of Mr. Doppelt and 20,523 shares in the case of Mr. Chrenc. Also includes purchases on the open market during the week commencing February 24, 1997 in the amount of 20,000 shares in the case of Mr. Trivisonno and 7,500 shares in the case of Mr. Lievense.
(1) Represents shares held by spouse as to which the named person has shared voting and shared investment power.
(2) Represents shares of restricted stock granted under the Non-Employee Directors' Stock Incentive Plan.
(3)   Represents shares held through the ACNielsen Employee Stock Ownership
      Plan.
(4)   Represents shares held through the ACNielsen Savings Plan, a 401(k) plan.
(5) Substitute Options (as defined below) that are exercisable within 60 days of February 28, 1997.
(6) Shares owned jointly with spouse and as to which the named person has shared voting power and shared investment power.
(7)   Includes 7,533 shares held in the Robert J Lievense IRA.
(8) 832 of these shares are owned jointly with spouse and as to which the named person has shared voting power and shared investment power.
(9) Includes all shares beneficially owned, regardless of nature of ownership, and all rights to acquire shares within 60 days.
(10)  Represents 11.26% of the total outstanding Common Stock on December 31,
      1996.
(11) The Capital Group Companies, Inc. ("CGCI") and its wholly-owned subsidiary, Capital Research and Management Company ("CRMC"), have jointly filed a Schedule 13G with the SEC reporting that, as of December 31, 1996, CGCI had sole voting power over 1,870,400 shares of the Company's Common Stock and sole dispositive power over 6,402,230 shares, and CRMC had sole dispositive power over 3,893,660 shares.
(12)  Represents 12.47% of the total outstanding Common Stock on January 31,
      1997.
(13) FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson have jointly filed a Schedule 13G with the SEC reporting that they had, as of January 31, 1997, sole dispositive power over 7,093,588 shares of the Company's Common Stock and that FMR Corp. also had sole voting power over 257,227 shares.
(14)  Represents 12.96% of the total outstanding Common Stock on December 31,
      1996.
(15) Harris Associates L. P. and its sole general partner, Harris Associates, Inc., have jointly filed a Schedule 13G with the SEC reporting that they had, as of December 31, 1996, shared voting power over 7,370,074 shares of the Company's Common Stock, sole dispositive power over 2,472,916.74 shares and shared dispositive power over 4,897,157.26 shares.

                              ELECTION OF DIRECTORS

      The members of the Board of Directors of ACNielsen are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

      The Board of Directors has nominated Messrs. Donald W. Griffin, Robert M. Hendrickson, Brian B. Pemberton and Nicholas L. Trivisonno for election as Class I Directors at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting of Shareholders. All of the nominees were elected directors in 1996 prior to, and in anticipation of, the Spin-Off. The nominees comprise all current Class I Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

      Except where otherwise instructed, proxies will be voted for election of all the nominees, all of whom are now members of the Board. In the event, which is not now anticipated, that any of such nominees should become unavailable to serve for any reason, shares for which proxies have been received will be voted for a substitute nominee unless the number of directors constituting the full Board and Class I is reduced.

      Set forth below is the principal occupation of, and certain other information regarding, the nominees and other Directors whose terms of office will continue after the Annual Meeting. With respect to Mr. Beeby, in 1992, when he had been with Service America Corporation ("SAC") as acting Chief Executive Officer for two months, SAC filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

  NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING

                         POSITIONS WITH      DIRECTOR     PRINCIPAL OCCUPATION                 OTHER
        NAME                ACNIELSEN         SINCE      DURING LAST FIVE YEARS     AGE    DIRECTORSHIPS
        ----                ---------         -----      ----------------------     ---    -------------

  Donald W. Griffin     Director               1996   Chairman, President and        60   Olin Corporation;
                                                      Chief Executive Officer,            Rayonier Inc.;
                                                      Olin Corporation                    Rayonier Forest
                                                      (manufacturer of chemicals,         Products Company.
                                                      metals and ammunition), 4/96
                                                      to present; President and
                                                      Chief Executive Officer,
                                                      1/96 to 4/96; President and
                                                      Chief Operating Officer,
                                                      2/94 to 12/95; Vice Chairman
                                                      - Operations, 1/93 to 2/94;
                                                      Executive Vice President,
                                                      10/87 to 1/93.

  Robert M.             Director               1996   President, Juno Capital        67
  Hendrickson                                         Partners Ltd. (corporate
                                                      finance and investment
                                                      management consulting),
                                                      4/88 to present; Chairman,
                                                      Juno Land Investment
                                                      Corporation (residential
                                                      real estate development),
                                                      1/90 to present;
                                                      President, Juno Land
                                                      Development Corporation
                                                      (commercial real estate
                                                      development), 7/96 to
                                                      present.

  Brian B. Pemberton    Director               1996   Business consultant, 1/97 to   52
                                                      present; President - Skycell
                                                      Services, American Mobile
                                                      Satellite Corporation
                                                      (mobile communications),
                                                      8/96 to 12/96; President and
                                                      Chief Executive Officer,
                                                      4/95 to 8/96; President,
                                                      4/90 to 4/95.

  Nicholas L.           Chairman, Chief        1996   Chairman and Chief Executive   49   Rayonier Inc.; Yankee
  Trivisonno            Executive Officer             Officer, ACNielsen, 5/96 to         Energy System, Inc.
                        and Director                  present; Executive Vice
                                                      President - Finance and
                                                      Chief Financial Officer, Dun
                                                      & Bradstreet (business
                                                      information), 9/95 to 11/96;
                                                      Executive Vice President -
                                                      Strategic Planning and Group
                                                      President, GTE Corporation
                                                      (telecommunications), 10/93
                                                      to 7/95; Senior Vice
                                                      President - Finance, 1/89 to
                                                      10/93; director, 4/95 to 7/95.

 CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1998 ANNUAL MEETING

                         POSITIONS WITH      DIRECTOR     PRINCIPAL OCCUPATION                OTHER
        NAME                ACNIELSEN         SINCE      DURING LAST FIVE YEARS     AGE   DIRECTORSHIPS
        ----                ---------         -----      ----------------------     ---   -------------

  Robert H. Beeby       Director               1996   Business consultant;           65   Applied Extrusion
                                                      Non-Executive                       Technologies, Inc.;
                                                      Chairman, Service America           Church & Dwight Co.,
                                                      Corporation (food service           Inc.; Columbia Gas
                                                      operations), 9/91 to 1/97;          System, Inc.
                                                      acting Chief Executive
                                                      Officer, 9/92 to 2/93.

  Thomas C. Hays        Director               1996   Chairman and Chief Executive   61   American Brands, Inc.
                                                      Officer, American Brands,
                                                      Inc. (consumer products),
                                                      1/95 to present; President
                                                      and Chief Operating Officer,
                                                      1/88 to 12/94.

  Robert J Lievense     President, Chief       1996   President and Chief            51
                        Operating Officer             Operating Officer,
                        and Director                  ACNielsen, 5/96 to present;
                                                      Executive Vice President,
                                                      Dun & Bradstreet (business
                                                      information), 2/95 to
                                                      11/96; Senior Vice
                                                      President, 7/93 to 2/95;
                                                      Chairman, Dataquest
                                                      Incorporated (technology
                                                      information), 9/91 to
                                                      7/93; President, NCH
                                                      Promotional Services, Inc.
                                                      (coupon processing), 8/90
                                                      to 7/93.

  John R. Meyer         Director               1996   Professor Emeritus, Harvard    69   Dun & Bradstreet;
                                                      University, 1/97 to present;        Union Pacific
                                                      Professor, Harvard                  Corporation; The
                                                      University, 7/73 to 12/96.          Mutual Life Insurance
                                                                                          Company of New York.

CLASS III DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING

                         POSITIONS WITH      DIRECTOR     PRINCIPAL OCCUPATION                  OTHER
        NAME                ACNIELSEN         SINCE      DURING LAST FIVE YEARS     AGE     DIRECTORSHIPS
        ----                ---------         -----      ----------------------     ---     -------------

  Michael P.Connors     Vice Chairman and      1996   Vice Chairman, ACNielsen,      41
                        Director                      5/96 to present; Senior Vice
                                                      President and Chief Human
                                                      Resources Officer, Dun &
                                                      Bradstreet (business
                                                      information), 4/95 to
                                                      11/96; Senior Vice
                                                      President, American
                                                      Express Travel Related
                                                      Services (travel related
                                                      services), 9/89 to 3/95.

  Karen L.Hendricks     Director               1996   Chairman, President and        48   Baldwin Piano & Organ
                                                      Chief Executive Officer,            Company.
                                                      Baldwin Piano & Organ
                                                      Company (manufacturer of
                                                      musical instruments), 1/97
                                                      to present; President and
                                                      Chief Executive Officer,
                                                      11/94 to 1/97; Executive Vice
                                                      President & General Manager,
                                                      Skin Care Division, The Dial
                                                      Corp (consumer products),
                                                      5/92 to 9/94; Manager,
                                                      Worldwide Strategic
                                                      Planning, Hair Care, The
                                                      Procter & Gamble Company
                                                      (consumer products), 9/71 to
                                                      5/92.

  Robert Holland, Jr.   Director               1996   Business consultant, 10/96     56   Ben & Jerry's
                                                      to present; President and           Homemade, Inc.;
                                                      Chief Executive Officer, Ben        Frontier Corporation;
                                                      & Jerry's Homemade, Inc.            The Mutual Life
                                                      (ice cream and frozen               Insurance Company of
                                                      desserts), 2/95 to 10/96;           New York.
                                                      Chairman, Rokher-J, Inc.
                                                      (beverage distribution),
                                                      10/91 to 2/95.

  Robert N. Thurston    Director               1996   Business consultant, 1985 to   64   McDonald's
                                                      present; former Executive           Corporation; Ag-Bag
                                                      Vice President, The Quaker          International Ltd.
                                                      Oats Company.

                      MEETINGS AND COMMITTEES OF THE BOARD

      During the period beginning with its election on October 16, 1996 and ending December 31, 1996, the Board of Directors held two meetings. In addition, four meetings of Board Committees were held.

      The Board of Directors has three standing Committees comprising (i) the Audit and Finance Committee, (ii) the Compensation Committee and (iii) the Nominating Committee. All of these Committees were established in October 1996.

      The principal functions of the Audit and Finance Committee are to (i) assure that the internal accounting controls of the Company are adequate to ensure that the Company's financial statements are prepared in accordance with generally accepted accounting principles, and (ii) review the key financial aspects of the Company's business, develop recommendations and render reports with respect thereto to the Board. The Audit and Finance Committee consists of Messrs. Hendrickson (Chairman), Griffin, Holland, Meyer, Pemberton and Ms. Hendricks. The Audit and Finance Committee held one meeting during 1996.

      The principal functions of the Compensation Committee are to (i) review and approve the annual compensation and benefits of senior executives, and (ii) administer the compensation and benefit plans maintained by the Company. It also has the authority to amend all compensation and benefit plans maintained by the Company to the extent the delegation of such authority to the Compensation Committee is permitted under such plans. In performing its responsibilities, the Compensation Committee advises on, recommends and approves executive and professional compensation policies, strategies and pay levels and assists the Board in ensuring that the Company's officers, key executives and Board members are compensated in accordance with the executive and professional compensation policy established by the Board of Directors. The Compensation Committee consists of Messrs. Thurston (Chairman), Griffin, Hays and Pemberton. The Compensation Committee held two meetings during 1996.

      The principal functions of the Nominating Committee are to (i) recommend criteria to the Board regarding qualifications for Board membership, (ii) review the qualifications of candidates for Board membership and (iii) recommend candidates to the Board for election as directors. Shareholders' recommendations for nominees for membership on the Board of Directors will be considered by the Nominating Committee. The Nominating Committee has not adopted formal procedures for the submission of such recommendations. However, Shareholders may recommend nominees to the Nominating Committee by submitting the names in writing to: John
R. Meyer, Chairman of the Nominating Committee, ACNielsen Corporation, 177 Broad Street, Stamford, CT 06901. ACNielsen's by-laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations to be brought before an Annual or Special Meeting of the Company. The Nominating Committee consists of Messrs. Meyer (Chairman), Beeby, Hays, Hendrickson and Trivisonno. The Nominating Committee held one meeting during 1996.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit and Finance Committee, the Board of Directors of ACNielsen has selected Arthur Andersen LLP ("Arthur Andersen") as independent public accountants to audit the consolidated financial statements of the Company for the year 1997. In accordance with a resolution of the Board of Directors, this selection is being presented to Shareholders for ratification at the Annual Meeting.

      Arthur Andersen was appointed by the Board of Directors of ACNielsen as the Company's independent public accountants, effective as of the Spin-Off Date, and after the Board had consulted with, and received the approval of, those persons who were to be appointed to the Board's Audit and Finance Committee when that Committee was subsequently formed.

      Coopers & Lybrand L.L.P. ("Coopers & Lybrand") had been engaged by Dun & Bradstreet prior to the Spin-Off to audit the financial statements of ACNielsen in connection with the Spin-Off. The report of Coopers & Lybrand contained no adverse opinion or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

      During ACNielsen's 1994 and 1995 fiscal years, and the ten-month period in 1996 prior to engaging Arthur Andersen, neither ACNielsen nor, to the best of ACNielsen's knowledge, anyone acting on ACNielsen's behalf, consulted Arthur Andersen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on ACNielsen's financial statements, or a written report or oral advice provided to ACNielsen that Arthur Andersen concluded was an important factor considered by ACNielsen in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) with the former accountant or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

      In connection with the audits of the financial statements of ACNielsen as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, and in the subsequent interim period, no disagreements existed between ACNielsen and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      A representative of Arthur Andersen is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

      If the proposal to ratify the selection of Arthur Andersen is not approved by Shareholders, or if prior to the 1998 Annual Meeting, Arthur Andersen declines to act or otherwise becomes incapable of acting, or if its employment is discontinued by the Board of Directors, then the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 1998 Annual Meeting will be subject to ratification by the Shareholders at that meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN.

                         PROPOSALS REGARDING APPROVAL OF
                          EXECUTIVE COMPENSATION PLANS

      Section 162(m) of the Internal Revenue Code (the "Code") provides, with certain exceptions, that a publicly-held corporation (such as ACNielsen) may not take a federal income tax deduction for compensation paid to a "covered employee" in excess of $1 million in a taxable year. A "covered employee" is the Chief Executive Officer of ACNielsen and any other officer who is among the four highest compensated officers (other than the Chief Executive Officer) as reported in the Proxy Statement and employed at year-end.

      The million dollar limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" as defined in the applicable Treasury regulations. These requirements include, among other things, that the material terms of the performance goals be disclosed to and approved by Shareholders.

      To comply with the requirements of Section 162(m), the Board of Directors is seeking Shareholder approval for two employee compensation plans that provide performance-based compensation to senior executives, so that such compensation can qualify for tax deductibility under the Code. The two plans are the 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan (the "Option Plan"), which provides for the grant of stock options and other equity-based awards, and the 1996 ACNielsen Corporation Senior Executive Incentive Plan (the "Incentive Plan"), which provides for the grant of annual and long-term bonuses. In the event Shareholders do not approve the Option and Incentive Plans, no additional grants under those plans will be made. However, previously granted options and LSARs will remain valid and annual bonuses previously awarded will remain payable under the plans and continue to qualify as performance-based compensation under Section 162(m) of the Code.

                  PROPOSED KEY EMPLOYEES' STOCK INCENTIVE PLAN

      The summary of the Option Plan which is included below is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF PLAN

      Eligible Employees. Key employees of ACNielsen and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of ACNielsen and its subsidiaries are eligible to participate in the Option Plan. Currently, approximately 250 employees participate.

      Shares Subject to Plan; Maximum Award. The total number of shares of ACNielsen Common Stock that may be awarded under the Option Plan is 12,000,000. The total number of shares that may be awarded to any participant during a calendar year is 700,000.

      Administration. The Compensation Committee of ACNielsen's Board of Directors (the "Committee") selects participants and the number of options or other types of awards to be granted to each participant, and has the authority to administer and interpret the Option Plan. Members of the Committee must be "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Code Section 162(m). The Chief Executive Officer of ACNielsen may grant awards of up to 10,000 shares each year to any participant who is not subject to Section 16 of the Exchange Act, provided the Chief Executive Officer notifies the Committee of the proposed grant(s) and the Chairman of the Committee approves.

      Types of Awards. The Committee may grant stock options, stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs"), and other equity-based awards (including, but not limited to, restricted stock).

      Options. Both nonqualified and incentive stock options may be granted under the plan. Each option will have an exercise price no less than 100% of the average of the high and low trading prices of ACNielsen Common Stock on the date of grant. Options granted under the plan will be exercisable at such time and on such terms and conditions as may be determined by the Committee, but in no event will an option be exercisable more than ten years after the date it is granted.

      A participant's rights to exercise options are contingent upon his or her continuing employment and the circumstances under which employment is terminated. If a participant's employment terminates by reason of death, disability or retirement, all options will vest and may be exercised up to the shorter of five years after termination or the remaining term of the option. If a participant dies following disability or retirement while the options are still exercisable, the unexercised options may be exercised for the shorter of
(i) the remaining term of the option or (ii) the longer of five years after the date of termination or one year after death. Unless an award agreement otherwise provides, if a participant's employment is terminated for any other reason, options that are not vested as of the date of termination are forfeited, and vested options may be exercised up to 90 days after the date of termination.

      Stock Appreciation Rights and Limited Stock Appreciation Rights. SARs entitle a participant upon exercise to a cash payment equal to the excess of the fair market value of a share of ACNielsen Common Stock on the exercise date over the exercise price of the SAR. The exercise price will be an amount determined by the Committee, but in no event less than the fair market value of a share of Common Stock on the date the SAR is granted. The Committee may grant LSARs that are exercisable upon the occurrence of a specified event. LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash, and may provide that any related awards are not exercisable while LSARs are exercisable.

      Other Awards. The grant of other equity-based awards may consist of shares of ACNielsen's Common Stock (including, but not limited to, shares of restricted stock), or awards valued in whole or in part with reference to the fair market value of such shares. The terms of other equity-based awards may be set by the Committee and may include performance-based awards that are intended to conform with the requirements of Section 162(m) of the Code. The maximum amount of such other performance-based equity awards to any participant for any fiscal year of ACNielsen will be $6 million. The maximum award was set above ACNielsen's anticipated target award levels for executives because the
Section 162(m) regulations allow only "negative discretion" in respect of this type of plan.

      Performance Goals. Amounts payable with respect to performance-based equity awards which are intended to conform with the requirements of Section 162(m) of the Code, will be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee while the outcome for that performance period is substantially uncertain and no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, will be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholders' equity, (vii) expense management, (viii) return on investment,
(ix) improvements in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of profit margins,
(xii) stock price, (xiii) market share, (xiv) revenues or sales, (xv) costs,
(xvi) cash flow, (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to ACNielsen, one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

      Payment. The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the award. At the discretion of the Committee, the amount of the award actually paid in respect of an award may be less than the amount determined by the applicable performance goal formula. An amount payable with respect to an award will be paid to a participant at a time determined by the Committee in its sole discretion after the completion of the performance period provided that a participant may, if and to the extent permitted by the Committee and consistent with the provisions of
Section 162(m) of the Code, elect to defer the payment of his or her award.

      Adjustments. In the event of any change in outstanding shares pursuant to certain events specified in the plan (e.g., a merger or recapitalization), the Committee may make such substitutions or adjustments as it deems equitable. Unless otherwise specified in related award agreements, the Committee may take such action it deems necessary or desirable with respect to awards in the event of a "change in control" (as defined in the Option Plan) of ACNielsen (including, without limitation, (i) the acceleration of an award, (ii) the payment of a cash amount in exchange for the cancellation of an award, or (iii) the issuance of substitute awards that will substantially preserve the value, rights and benefits of any affected awards previously granted).

      Amendment; Termination. The Board of Directors of ACNielsen may amend or discontinue the plan, but no amendment or discontinuation may be made which (i) without the approval of the Shareholders of ACNielsen, would increase the total number of shares reserved for issuance under the plan or change the maximum number of shares for which awards may be granted to any participant or (ii) without the consent of a participant, would impair any of the rights or obligations under any award granted to such participant. Following a "change in control," the Board of Directors may not amend or terminate the change in control provisions of the plan.

      International Participants. The Committee may amend the terms of the plan or any award with respect to participants who reside or work outside the United States to conform such terms with the requirements of local law.

      Effectiveness. The Option Plan was effective as of November 1, 1996. The Option Plan provides that if it is not approved by the Shareholders of ACNielsen prior to November 1, 1997, no awards may be granted thereafter. See "Proposals Regarding Approval of Executive Compensation Plans" above for further information on the effect of non-approval of the plan by Shareholders. No award may be granted under the plan after November 1, 2006.

      Consideration. The consideration to be received for the granting of options and any other awards under the Option Plan is the continued employment by participants. Consideration for the issuance of shares under the Option

Plan upon exercise of an option will consist of the payment of the exercise price. Consideration for the exercise of an LSAR is the surrender of a related option.

FEDERAL INCOME TAX CONSEQUENCES

      Nonqualified Stock Options. If a participant receives a nonqualified option, the excess of the market value of the stock on the date of exercise over the option price will be treated as taxable income to the participant on the date of exercise and ACNielsen will be entitled to an income tax deduction in the same year in an amount equal to the amount of income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of income taxable at the time of exercise. Any subsequent sale of such stock will be entitled to short-term or long-term capital gain or loss depending on the participant's holding period for the shares.

      Incentive Stock Options. If a participant receives an incentive stock option satisfying the requirements of the Code and does not dispose of shares received upon exercise of the option less than one year after exercise and two years after grant of the option, the excess of the option exercise price over the fair market value of the shares received upon exercise (the "incentive stock option spread") will not be subject to federal taxation until the optionee sells or otherwise disposes of the shares received. In such event ACNielsen is not entitled to a deduction for income tax purposes in connection with the exercise of the option. Such incentive stock option spread, nevertheless, will be an adjustment in computing alternative minimum taxable income as of the date of exercise. Upon any subsequent sale of the shares received as a result of the exercise, any amount realized in excess of the option exercise price will be subject to tax as long-term capital gain and any loss will be treated as long-term capital loss. If the above requirements for incentive stock option tax treatment are not met, the option generally is treated as a nonqualified option.

      Stock Appreciation Rights and Limited Stock Appreciation Rights. Amounts received upon the exercise of a SAR or LSAR are taxed at ordinary rates when received. ACNielsen will be allowed an income tax deduction equal to the amount recognized as ordinary income.

      Other Awards. Amounts received by a participant in respect of other equity-based awards are generally taxed at ordinary rates when received. If such amounts consist of property subject to restrictions, however, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Code. Subject to
Section 162(m) of the Code, ACNielsen will generally be allowed an income tax deduction equal to the amount recognized as ordinary income by the participant at the time such amount is taxed.

ADDITIONAL INFORMATION

      The amounts that will be received by participants under the Option Plan are not yet determinable as awards are at the discretion of the Committee. The numbers of shares subject to options, with tandem LSARs, which have been awarded to date under the Option Plan to each of the five executive officers named in the Summary Compensation Table are set forth in the table entitled "Option/SAR Grants in Last Fiscal Year" which follows the Summary Compensation Table and are described in such table as "Effective Date Options." The number of shares subject to options which have been awarded to date to the following groups of individuals are set forth below (only executive officers received tandem LSARs):

                                                               OPTIONS GRANTED
                                                              UNDER OPTION PLAN
                                                              -----------------

Executive Officers as a Group ...............................     2,100,000
Non-Executive Director Group ................................             0
Non-Executive Officer Employee Group ........................     2,541,055

      The closing market price of ACNielsen Common Stock on February 28, 1997 was $14.75.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED KEY EMPLOYEES' STOCK INCENTIVE PLAN.

                    PROPOSED SENIOR EXECUTIVE INCENTIVE PLAN

      The summary of the Incentive Plan which is included below is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit B.

SUMMARY OF PLAN

      Eligible Employees. Only a senior executive of ACNielsen who (i) is (or is anticipated to become) a "covered employee" as defined in Section 162(m) of the Code and (ii) is selected by the Committee, may participate in the Incentive Plan. Currently, five employees participate.

      Maximum Award. The maximum amount of any award to any participant with respect to any fiscal year of ACNielsen is $6 million. The maximum award was set above ACNielsen's anticipated target award levels for executives because the
Section 162(m) regulations only allow "negative discretion" in respect of this type of plan.

      Administration. The Committee selects participants, determines the size and terms of an award, the time when awards will be made and the performance period to which they relate, establishes performance objectives and certifies that such performance objectives are achieved, all in accordance with Section 162(m) of the Code. The Committee also has the authority to interpret the plan and to make any determinations that it deems necessary or desirable for its administration. Members of the Committee must be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of Code Section 162(m).

      Performance Goals. A participant's award is based on the attainment of written performance goals approved by the Committee for a performance period established by it while the outcome of that performance period is substantially uncertain, and no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, will be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholders' equity, (vii) expense management, (viii) return on investment,
(ix) improvements in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of profit margins,
(xii) stock price, (xiii) market share, (xiv) revenues or sales, (xv) costs,
(xvi) cash flow, (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to ACNielsen, one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination, all as the Committee determines. To the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

      Payment. Payment of an award may be made in cash or in the form of an equity-based grant subject to the terms of the Option Plan. The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the award. At the discretion of the Committee, the amount of the award actually paid may be less than the amount determined by the applicable performance goal formula. The award will be paid to a participant at a time determined by the Committee in its sole discretion after the completion of the performance period provided that a participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer the payment of his or her award.

      Adjustments. In the event of any change in outstanding shares pursuant to certain events specified in the plan (e.g., merger or recapitalization), the Committee may make such substitution or adjustment to the affected terms of an award as it deems equitable. The Committee may take such action as it deems necessary or desirable with respect to any award in the event of a "change in control" (as defined in the Incentive Plan) of ACNielsen (including without limitation (i) the acceleration of an award, (ii) the payment of a cash amount in exchange for the cancellation of an award or (iii) the issuance of a substitute award that will substantially preserve the value, rights and benefits of any affected award previously granted). Any participant who as a result of a "change in control" receives payments pursuant to a change in control agreement will receive, subject to the same terms and conditions under which such payments are made, an amount in cash equal to (i) the annual target bonus under the Incentive Plan for the year in which the change in control occurs, multiplied by a fraction, the numerator of which equals the number of days in the annual performance period during which the participant was employed by ACNielsen and the denominator of which is 365 and (ii) the entire target bonus opportunity with respect to all other performance periods in progress under the Incentive Plan at the time of the participant's termination of employment from the Company.

      Amendment; Termination. The Board of Directors of ACNielsen may amend or discontinue the plan, but no amendment or discontinuation may be made which impairs any of the rights or obligations under any award previously granted to a participant without his or her consent. Following a "change in control," the Board of Directors may not amend or terminate the change in control provisions of the plan.

      Effectiveness. The Incentive Plan was effective as of November 1, 1996. The Incentive Plan provides that if the plan is not approved by the Shareholders of ACNielsen prior to the first meeting of Shareholders following November 1, 1997, no awards will be awarded or payable thereafter. See "Proposals Regarding Approval of Executive Compensation Plans" above for further information on the effect of non-approval of the plan by Shareholders.

ADDITIONAL INFORMATION

      The amounts that will be received by participants under the Incentive Plan are not yet determinable as awards are at the discretion of the Committee and payments pursuant to such awards depend on the extent to which established performance goals are met.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SENIOR EXECUTIVE INCENTIVE PLAN.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
                            AND CERTAIN TRANSACTIONS

REPORT OF THE COMPENSATION COMMITTEE

      BACKGROUND

      This report to Shareholders reviews the decisions made and actions taken by the Compensation Committee of the Board of Directors (the "Committee") as they relate to the compensation of (i) the Chairman and Chief Executive Officer,
(ii) the other executive officers named in the Summary Compensation Table and
(iii) the senior management group in general, for the period from November 1, 1996, the Spin-Off Date, to December 31, 1996.

      Dun & Bradstreet's Compensation Committee (the "D&B Committee"), under the supervision of Dun & Bradstreet's Board of Directors and working with independent executive compensation consultants, developed and approved the general framework and many of the specific features of the Company's post Spin-Off executive compensation program. The Committee reviewed the aforementioned program developed and approved by the D&B Committee, exercised its own independent judgment and approved the program with certain minor modifications.

      The Committee has developed an executive compensation philosophy intended to meet several important criteria: (i) enable the Company to retain and attract the necessary strategic management resources; (ii) directly link management compensation to the Company's share price appreciation and, therefore, shareholder value appreciation; and (iii) tie pay to the Company's achievement of a financial turnaround. In all of its executive compensation determinations, the Committee considered the nature of the financial and operational challenges facing the Company.

      EXECUTIVE COMPENSATION PROGRAM -- OVERVIEW AND ACTIONS

      The executive compensation program for executive officers named in the Summary Compensation Table (the "named officers") is comprised of two principal elements: annual cash compensation (consisting of base salaries and annual incentives) and long-term incentives (consisting of turnaround incentives and stock option awards). These plans were each designed to further the Shareholders' interests by facilitating the employment of talented executives and motivating them to achieve superior levels of performance. An overview of each of these elements and the specific actions taken for the period subsequent to the Spin-Off is provided below.

      ANNUAL CASH COMPENSATION

      Annual cash compensation for ACNielsen executives consists of base salary and an annual at-risk incentive.

      The Committee reviewed competitive pay data, and set base salary levels and annual incentive targets for the named officers for the period through December 31, 1998. In making its determinations the Committee examined pay data provided by an independent executive compensation consultant for similar or related positions in a 28-company sample of consumer packaged goods companies and reviewed such data with the consultant. In addition, the Committee considered compensation practices among professional service firms.

      The Company considers these to be relevant competitive frames of reference as the pay levels reflect compensation levels for the labor market within which ACNielsen competes for executive talent. The Committee is aware that this comparison group differs from that used for relative shareholder return comparison purposes in this Proxy Statement's performance graph. The Committee believes that the performance graph peer group does not reflect the labor market within which the Company competes for executive resources.

      In making its determinations for the named officers, the Committee considered the unique experience base and qualifications of the executives joining ACNielsen and the nature of the challenges facing the Company. The Committee reviewed base salary levels and annual incentive targets for the named officers, and approved adjustments effective as of the Spin-Off based on the executives' responsibilities in an independent company, the competitive data presented by the independent consultant and levels of compensation at Dun & Bradstreet.

      The Committee did not continue the Dun & Bradstreet long-term performance plan which historically represented a significant portion of executive compensation.

      The annual incentive plan links each executive's award to performance measures most appropriate to the executive's responsibilities. To focus efforts on overall Company objectives, all participants in the plan have a significant portion of their award tied to corporate and/or specific business unit financial performance, as defined by revenue, operating income and other measures selected by the Committee at the outset of the year.

      For 1996, with the exception of Robert J. Chrenc, annual incentives to the named officers for the period through the November 1, 1996 Spin-Off Date were determined by the D&B Committee and paid by Dun & Bradstreet. The Committee determined annual incentive awards paid for the last two months of 1996 based on the Company's fourth quarter and full-year business results.

      LONG-TERM INCENTIVE COMPENSATION

      The Company provides the named officers, other senior executives and key managers of its principal business units with incentives linked to longer-term corporate performance through the turnaround incentive described below and through equity-based incentives. The combination of these two key elements is intended to enable participants to benefit accordingly when meaningful Shareholder wealth has been created, and directly link a significant portion of total and at-risk compensation to the Company's long-term stock performance.

      ACNielsen's turnaround incentive heightens the focus for senior and operating executives on the need to dramatically improve the Company's financial results. The turnaround incentive provides awards to participants based on the Company's cumulative revenue growth, operating income and return on investment performance over a two-year period. In conjunction with the Spin-Off, the Committee approved the adoption of the turnaround incentive and specific incentive targets for the participants and performance objectives for the 1997-1998 performance period.

      For 1996, long-term incentive compensation for the period through the November 1, 1996 Spin-Off Date was determined by the D&B Committee and paid by Dun & Bradstreet.

      The equity-based incentive plans provide senior corporate and business unit managers and key employees, including the named officers, with stock option-based incentives. The equity-based incentive plans are generally designed to provide periodic grants of options to acquire the Company's Common Stock.

      A portion of the stock options granted in conjunction with the Spin-Off reflected the substitution of ACNielsen options ("Substitute Options") for Dun & Bradstreet stock options held by ACNielsen executives as of the Spin-Off Date. The conversion method was agreed to as part of the Spin-Off agreements with Dun & Bradstreet and was calculated by comparing Dun & Bradstreet's average stock price over the five consecutive trading days immediately preceding the first date on which Dun & Bradstreet Common Stock traded ex-dividend and ACNielsen's average stock price for the five consecutive trading days starting on the first date on which ACNielsen Common Stock traded regular way. The conversion resulted in an increased number of options, each with lower exercise prices to preserve the economic value of the D&B options, all of which D&B options initially had been granted at fair market value. Other material provisions, including the normal vesting schedule and term, were not changed.

      In addition to Substitute Options, grants of new stock options ("Effective Date Options") were made to the named officers in conjunction with the establishment of the Company as an independent, publicly-traded corporation. These Effective Date Options were granted with an exercise price based on the average of the high and low trading prices of ACNielsen Common Stock on the first day of regular way trading as an independent company. The amounts of the Effective Date Option grants were initially approved by the D&B Committee as part of its pre-Spin-Off Date determinations as described above. Thereafter, the Committee set the amounts and terms of such options prior to the Spin-Off. The Effective Date Option grants were approved as part of the launching of the independent ACNielsen, were designed to maximize the incentive to increase the value of ACNielsen to its Shareholders, and recognized both (i) the reduced long-term cash compensation opportunity available to the named officers as compared to the long-term cash compensation opportunity that had been available to them at Dun & Bradstreet prior to the Spin-Off and (ii) that the executive compensation program anticipates no additional stock option grants to the named officers and other select executives prior to November 1999.

      The Effective Date Options granted to the named officers become exercisable ratably over six years. In addition, the Committee added a performance-accelerated vesting provision to these options whereby one-half of the unvested options become exercisable if the Company's stock price reaches 150% of the exercise price for five consecutive trading days and the remaining unvested options become exercisable if the Company's stock price reaches 200% of the exercise price for five consecutive trading days.

      COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

      In October 1996, the Committee reviewed the base salary and annual incentive target for the Company's Chairman and Chief Executive Officer, Mr. Nicholas L. Trivisonno. Based on a review of competitive compensation levels, and consideration of Mr. Trivisonno's promotion from Executive Vice President and Chief Financial Officer of Dun & Bradstreet to Chairman and Chief Executive Officer of an independent, publicly-traded company and the advice of outside consultants, the Committee decided to adjust Mr. Trivisonno's base salary and annual incentive target, by 22% and 43%, respectively, from the levels awarded to him at Dun & Bradstreet. The Committee views the adjusted levels as appropriate within the competitive labor market for Chairman and CEOs of comparable companies. In addition, the Committee set Mr. Trivisonno's two-year turnaround incentive target at $750,000 based on a review of competitive total pay levels, the advice of outside consultants and his expected leadership role in effecting the Company's financial turnaround.

      Mr. Trivisonno was granted 650,000 Effective Date Options in conjunction with the Spin-Off. These Effective Date Options were granted with exercise prices equal to the fair market value of the Company's Common Stock on the first day of regular way trading, six-year ratable vesting, and performance-accelerated vesting as described above. In addition, Mr. Trivisonno was granted 90,145 Substitute Options based on the conversion of Mr. Trivisonno's outstanding Dun & Bradstreet stock options using the method described above to preserve the economic value of such Dun & Bradstreet options.

      The Committee also awarded Mr. Trivisonno an annual incentive award of $86,000 for the two-month post Spin-Off period based on its assessment of the Company's financial performance as having exceeded its revenue, operating income and net income targets for the fourth quarter and full-year, and in recognition of the Company having exceeded its employee satisfaction improvement objective. Additionally, the Committee considered Mr. Trivisonno's efforts in successfully leading ACNielsen in its Spin-Off from Dun & Bradstreet and to its new status as a public company.

      $1 MILLION DEDUCTION LIMIT

      Section 162(m) of the Internal Revenue Code (the "Code") limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year-end to $1 million per year per executive. The $1 million limit on deductibility does not apply to compensation that meets the requirements for qualified performance-based compensation as further described in the regulations adopted under the Code.

      Elsewhere in this Proxy Statement, there are set forth proposals to approve the 1996 ACNielsen Corporation Senior Executive Incentive Plan and 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan. If approved by Shareholders, both of these plans would enable the Company to meet the conditions necessary to allow compensation under those plans, including any turnaround incentives, to qualify for tax deductibility under the Code. Under the Code, the Effective Date Options and the annual incentive awards granted to date under such plans qualify for tax deductibility.

      IN CONCLUSION

      The Committee believes the executive compensation program described above, through the Committee's administration of the elements of the program, will facilitate the Company's ability to retain, motivate and attract the executive resources required to maximize Shareholder returns. The emphasis on variable pay and the direct link to both short- and long-term results, as well as financial and stock performance, links pay to critical measures of Company performance.

      THE COMPENSATION COMMITTEE

            Robert N. Thurston, Chairman
            Donald W. Griffin
            Thomas C. Hays
            Brian B. Pemberton

PERFORMANCE GRAPH

      The following graph compares the cumulative total return to Shareholders of ACNielsen Common Stock to the cumulative total return of the Standard & Poor's 500 Index and an index of performance peer companies. Since there is no widely recognized standard industry group or index comprising ACNielsen and peer companies, the BusinessWeek magazine Other Services group of companies has been used as the peer group. This is an independently compiled company grouping that includes ACNielsen and 12 other companies. The performance peer group return figures shown in the graph exclude ACNielsen. As ACNielsen only commenced regular way trading on the New York Stock Exchange on November 4, 1996, the period covered by the graph begins on that date and ends on January 31, 1997.

                 [Graphical Representation of Data Table Below]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     ACNIELSEN, S&P 500 & BUSINESSWEEK INDEX

                 S&P 500            BW INDEX             ACNielsen
                 -------            --------             ---------
11/04/96         $100               $100                 $100
11/30/96         $107.56            $107.87              $111.16
12/31/96         $105.43            $103.78              $ 97.57
01/31/97         $112.02            $105.73              $104.77


Source: Zacks Investment Research, Inc.
Assumes $100 invested on 11/4/96
Assumes dividend reinvestment


THE PERFORMANCE PEER GROUP CONSISTS OF CDI CORPORATION, COGNIZANT CORPORATION, CUC INTERNATIONAL, INC., HANDLEMAN COMPANY, HEALTHSOURCE, INC., INACOM CORPORATION, KELLY SERVICES INC., MANPOWER INC., OLSTEN CORPORATION, PHH CORPORATION, SERVICE CORPORATION INTERNATIONAL, AND SERVICEMASTER LIMITED PARTNERSHIP. IN ACCORDANCE WITH SEC REQUIREMENTS, THE RETURN FOR EACH ISSUER IN THE PEER GROUP HAS BEEN WEIGHTED ACCORDING TO THE RESPECTIVE STOCK MARKET CAPITALIZATION OF SUCH ISSUER.

                           SUMMARY COMPENSATION TABLE

      With the exception of Robert J. Chrenc, the executive officers named in the Summary Compensation Table below were employed by Dun & Bradstreet until the Spin-Off Date. Accordingly, as reflected in the Summary Compensation Table, such executive officers' compensation, both annual and long-term, for all periods up to the November 1, 1996 Spin-Off Date was paid by Dun & Bradstreet based on their responsibilities at Dun & Bradstreet and their compensation for the remainder of 1996 was paid by ACNielsen. All 1995 compensation was paid by Dun & Bradstreet.

                                                                                    LONG-TERM COMPENSATION
                                                                                --------------------------------
                                                     ANNUAL COMPENSATION               AWARDS          PAYOUTS
                                               ------------------------------   --------------------  ----------
    (a)                       (b)                (c)        (d)       (e)         (f)        (g)         (h)        (i)
                                                                                           SECURITIES
                                                                 OTHER ANNUAL  RESTRICTED  UNDERLYING  LONG-TERM  ALL OTHER
                                                                    COMPEN-       STOCK     OPTIONS/   INCENTIVE   COMPEN-
                                               SALARY      BONUS   SATION(1)   AWARD(S)(2)   SARS(3)   PAYOUTS(4) SATION(5)
NAME AND PRINCIPAL POSITION  YEAR                ($)        ($)       ($)         ($)        (#)         ($)        ($)
---------------------------  ----              -------    -------  ----------   --------  ----------  ----------  ------
Nicholas L. Trivisonno (6)   1996    ACN        91,667     86,000       --          0      740,145            0    3,208    ACN
Chairman and Chief                   D&B       375,000    691,667       --          0            0      550,000        0    D&B
 Executive Officer                             -------    -------                   -      -------      -------    -----
                                     Total     466,667    777,667       --          0      740,145      550,000    3,208    Total
                             ====================================================================================================
                             1995    D&B       146,591    175,000       --          0       24,114            0        0    D&B
                             ====================================================================================================

Robert J Lievense            1996    ACN        79,167     64,000       --          0      606,522            0    2,771    ACN
President and Chief                  D&B       368,333    694,406      576          0            0    1,096,341   27,791    D&B
 Operating Officer                             -------    -------      ---          -      -------    ---------   ------
                                     Total     447,500    758,406      576          0      606,522    1,096,341   30,562    Total
                             ====================================================================================================
                             1995    D&B       411,026    265,662    1,187       307,988    15,696      116,112   23,216    D&B
                             ====================================================================================================

Michael P. Connors (7)       1996    ACN        62,500     56,000       --          0      437,649            0    2,188    ACN
Vice Chairman                        D&B       263,333    622,500  551,914          0            0      392,800    8,001    D&B
                                               -------    -------  -------          -      -------      -------   ------
                                     Total     325,833    678,500  551,914          0      437,649      392,800   10,189    Total
                             ====================================================================================================
                             1995    D&B       225,000    439,180       --       249,951    16,759            0        0    D&B
                             ====================================================================================================

Earl H. Doppelt              1996    ACN        62,500     43,000       --          0      504,325            0    2,188    ACN
Executive Vice President             D&B       295,833    791,666       --          0            0      888,000   22,642    D&B
 and General Counsel                           -------    -------                   -      -------      -------   ------
                                     Total     358,333    834,666       --          0      504,325      888,000   24,830    Total
                             ====================================================================================================
                             1995    D&B       340,000    446,960       --        79,992     9,411            0    5,671    D&B
                             ====================================================================================================

Robert J. Chrenc (8)         1996    ACN       204,167    175,000       --          0      325,000            0    2,042    ACN
Executive Vice President     ====================================================================================================
 and Chief Financial         1995                    0          0        0          0            0            0        0
 Officer                     ====================================================================================================

----------
(1) The amounts shown for Mr. Lievense represent reimbursement for taxes with respect to Company-directed spousal travel. The amount shown for Mr. Connors represents reimbursement for relocation expenses as follows:
      $303,250 for relocation expenses incurred and $248,664 for taxes. There are no amounts required to be reported for the other named officers.
(2) 1995 amounts represent the dollar value on the date of grant of Dun & Bradstreet restricted stock granted in that year. In 1996, no restricted stock was granted by either Dun & Bradstreet or ACNielsen and there were no restricted stock holdings outstanding for the named officers at December 31, 1996 as, in connection with the Spin-Off, all restrictions on outstanding Dun & Bradstreet restricted stock terminated.
(3) Amounts shown represent the number of non-qualified stock options granted each year. Amounts shown for 1996 include both Substitiute Options granted to replace Dun & Bradstreet options held by the named officers as of the Spin-Off Date and Effective Date Options granted as part of the launching of ACNielsen. The number of Substitute Options granted to the named officers were as follows: Mr. Trivisonno--90,145; Mr. Lievense--181,522; Mr. Connors--62,649; Mr. Doppelt--179,325; Mr. Chrenc--0. The number of Effective Date Options granted were as follows: Mr. Trivisonno--650,000; Mr. Lievense--425,000;

      Mr. Connors--375,000; Mr. Doppelt--325,000; and Mr. Chrenc--325,000. Under the current executive compensation program approved by the Committee, it is anticipated that the named officers will not receive additional stock option grants prior to November 1999. The amounts shown for 1995 represent Dun & Bradstreet options which were terminated upon the Spin-Off and which were replaced by Substitute Options. Accordingly, the total number of Substitute Options received by each of the named officers in 1996 and listed above includes options to replace the listed 1995 options. LSARs were granted in tandem with all listed options.
(4) The amounts shown represent payments made by Dun & Bradstreet under its long-term incentive plans. The 1996 payments include accelerated payments made under such plans as a result of the Spin-Off.
(5) 1996 ACNielsen amounts represent Company contributions for the account of the named officers under the ACNielsen Employee Stock Ownership Plan. The 1995 and 1996 Dun & Bradstreet amounts represent aggregate Dun & Bradstreet contributions for the account of the named officers under the Dun & Bradstreet Profit Participation Plan and the Profit Participation Benefit Equalization Plan.
(6) The 1995 salary and bonus for Mr. Trivisonno represent the amounts earned from his date of employment, September 5, 1995.
(7) The 1995 salary and bonus for Mr. Connors represent the amounts earned from his date of employment, April 3, 1995.
(8) The 1996 salary and bonus for Mr. Chrenc represent the amounts earned from his date of employment, June 1, 1996.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table shows all grants of options and tandem LSARs to the named executive officers of ACNielsen in 1996. The options and LSARs were granted under the Key Employees' Stock Incentive Plan and the Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.

                                                      INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------------------
         (a)                                           (b)         (c)         (d)         (e)          (f)             (g)
                                                    NUMBER OF  % OF TOTAL
                                                   SECURITIES   OPTIONS/                             POTENTIAL REALIZABLE VALUE
                                                   UNDERLYING     SARS                               AT ASSUMED ANNUAL RATES OF
                                                    OPTIONS/   GRANTED TO   EXERCISE                STOCK PRICE APPRECIATION FOR
                                                      SARS      EMPLOYEES    OR BASE                       OPTION TERM(3)
                                                   GRANTED(1)   IN FISCAL     PRICE    EXPIRATION   ----------------------------
         NAME                                          (#)       YEAR(2)    ($/SHARE)     DATE          5%($)          10%($)
----------------------                             ----------  -----------  ---------  ----------   ------------  --------------
Nicholas L. Trivisonno     Effective Date Options    650,000      14.08%     15.7500    11/03/06      6,438,309       16,315,938
                           =====================================================================================================
                           Substitute Options         42,220       2.22%     17.0532    12/19/05        296,856          825,567
                                                      47,925                 15.6488    09/19/05        394,927          976,780
                           =====================================================================================================
Robert J Lievense          Effective Date Options    425,000       9.21%     15.7500    11/03/06      4,209,663       10,668,114
                           =====================================================================================================
                           Substitute Options         45,738       4.48%     17.0532    12/19/05        321,592          894,358
                                                      12,938                 13.9100    04/18/05        124,126          271,614
                                                      41,536                 14.4450    12/20/04        352,744          782,298
                                                      32,665                 16.6519    12/14/03        169,640          444,307
                                                      18,848                 15.9163    07/20/03        101,826          243,697
                                                      20,194                 15.4481    12/15/02        108,177          243,446
                                                       9,603                 15.6153    07/18/99         18,473           39,246
                           =====================================================================================================
Michael P. Connors         Effective Date Options    375,000       8.12%     15.7500    11/03/06      3,714,409        9,413,041
                           =====================================================================================================
                           Substitute Options         28,145       1.55%     17.0532    12/19/05        197,892          550,346
                                                      34,504                 13.9100    04/18/05        331,029          724,361
                           =====================================================================================================
Earl H. Doppelt            Effective Date Options    325,000       7.04%     15.7500    11/03/06      3,219,154        8,157,969
                           =====================================================================================================
                           Substitute Options         35,181       4.42%     17.0532    12/19/05        247,364          687,927
                                                      41,536                 14.4450    12/20/04        352,744          782,298
                                                      66,455                 15.0469    05/17/04        487,634        1,108,708
                                                      36,153                 15.0469    05/17/04        265,284          603,162
                           =====================================================================================================
Robert J. Chrenc           Effective Date Options    325,000       7.04%     15.7500    11/03/06      3,219,154        8,157,969
================================================================================================================================
Increase in Value to Shareholders(4)                                                                563,181,182    1,427,211,689
================================================================================================================================

(1) Additional information with respect to the grants denoted as "Effective Date Options" and "Substitute Options" is contained in note 3 to the Summary Compensation Table. The Effective Date Options vest ratably over six years beginning on the first anniversary of the November 4, 1996 grant date; provided, however, that (i) 50% of any unvested options vest if the Company's stock price reaches 150% of the exercise price for five consecutive trading days; and (ii) all unvested options vest (a) if the Company's stock price reaches 200% of the exercise price for five consecutive trading days, (b) upon a Change in Control of the Company as defined in the Change in Control Severance Agreement entered into with the named officer, or (c) with respect to options held by a named officer, upon a termination of such named officer's employment without cause (as defined in the Company's Executive Transition Plan). All outstanding Dun & Bradstreet options held by the named officers terminated as of the Spin-Off Date and ACNielsen Substitute Options were granted to replace them. As discussed in the Committee report, the number and exercise price of the Substitute Options were determined based on a formula intended to preserve the economic value of the Dun & Bradstreet options being replaced, all of which Dun & Bradstreet options initially had been granted at fair market value. The vesting schedules and expiration dates of the Substitute Options are identical to the Dun & Bradstreet options being replaced except that, upon a termination of a named officer's employment without cause (as defined in the Company's Executive Transition Plan), such officer's Substitute Options vest immediately. All of the options were granted with tandem LSARs. LSARs may be exercised, in whole or in part, only during the 30-day period beginning on the first day following the acquisition of at least 20% of all outstanding Common Stock pursuant to any tender or exchange offer not made by the Company, whether or not the Company supports the offer. LSARs are exercisable only if and to the extent the related option is exercisable. Each LSAR represents the right to receive cash, upon exercise, equal to the excess over the related option exercise price of the highest price paid for shares of Common Stock pursuant to a tender or exchange offer which is in effect at any time during the 60 days preceding the date on which the LSAR is exercised.
(2) The percentage shown for Effective Date Options represents the named officer's percentage of the total Effective Date Options granted to all employees (4,616,055 options). The percentage shown for Substitute Options represents the named officer's percentage of the total Substitute Options granted to all employees (4,054,731 options).
(3) In order to calculate the projected appreciation, the market price used was $15.75 (the average of the high and low trading prices of ACNielsen Common Stock on November 4, 1996) for the Effective Date Options and $15.525 (the option price used to convert "old" Dun & Bradstreet options to ACNielsen Substitute Options) for the Substitute Options.
(4) Calculated using (i) a Common Stock price of $15.75, the average of the high and low trading prices on November 4, 1996 (which is the exercise price of all of the Effective Date Options), and (ii) the total number of outstanding shares of Common Stock on 12/31/96.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

      The following table provides information as to options exercised by each of the named executive officers of ACNielsen during 1996, and the number of securities underlying unexercised options and the value of unexercised in-the-money options at fiscal year-end.

          (a)                 (b)        (c)                  (d)                          (e)
                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                            SHARES                   OPTIONS/SARS AT FISCAL      IN-THE-MONEY OPTIONS/SARS
                           ACQUIRED     VALUE            YEAR-END (2)(#)          AT FISCAL YEAR-END (3)($)
                         ON EXERCISE  REALIZED(1)  --------------------------   --------------------------
         NAME                (#)         ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------   -----------  ----------   -----------  -------------   -----------  -------------
Nicholas L. Trivisonno        0           0           22,536       717,609              0            0
Robert J Lievense            (1)         (1)         103,862       502,660         18,049       25,915
Michael P. Connors            0           0           15,660       421,989         10,478       31,444
Earl H. Doppelt               0           0           80,861       423,464         18,127       18,131
Robert J. Chrenc              0           0                0       325,000              0            0

----------
(1) Prior to the Spin-Off, Mr. Lievense exercised Dun & Bradstreet options for 12,541 Dun & Bradstreet shares. The value realized was $183,523.
(2)   No SARs were outstanding at December 31, 1996.
(3) The values shown equal the difference between the exercise price of unexercised in-the-money options and the average of the high and low trading prices of ACNielsen Common Stock on December 31, 1996. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

      The following table shows the target award opportunities set during the last fiscal year under the ACNielsen Senior Executive Incentive Plan.

         (a)                        (b)                (c)             (d)             (e)           (f)

                                                   PERFORMANCE              ESTIMATED FUTURE PAYOUTS
                                NUMBER OF            OR OTHER        UNDER NON-STOCK PRICE-BASED PLANS (2)
                              SHARES, UNITS        PERIOD UNTIL    ----------------------------------------
                                 OR OTHER           MATURATION     THRESHOLD($)     TARGET($)     MAXIMUM($)
        NAME                  RIGHTS (1) ($)        OR PAYOUT          (0%)           (100%)        (100%)
----------------------        --------------        ----------     -----------      ---------     ---------
Nicholas L. Trivisonno            750,000           Two Years           0            750,000       750,000
Robert J Lievense                 550,000           Two Years           0            550,000       550,000
Michael P. Connors                500,000           Two Years           0            500,000       500,000
Earl H. Doppelt                   400,000           Two Years           0            400,000       400,000
Robert J. Chrenc                  400,000           Two Years           0            400,000       400,000

----------
(1) The material terms of these grants are described in the Committee report. Awards will be paid in cash, stock, or a combination of both, at the Committee's discretion, at the expiration of the two-year performance period.
(2) Awards may range from 0 to 100% of the nominal grant value based on achievements within a range of performance goals.

ACNIELSEN RETIREMENT BENEFITS

      The following table sets forth the estimated average annual benefits payable under the ACNielsen Corporation Supplemental Executive Retirement Plan ("SERP") to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table also include (i) U.S. Social Security benefits, (ii) benefits payable under the ACNielsen Corporation Balance Account for Retirement Plan and the ACNielsen Corporation Retirement Benefit Excess Plan (qualified and excess defined benefit plans, respectively, the benefits of which are not determined with reference to final average compensation), and (iii) benefits, if any, payable under predecessor plans of Dun & Bradstreet, all of which would be deducted in calculating benefits payable under the SERP.

      SERP benefits, which vest after five years of credited service, are calculated as 5% of average final compensation per year, for the first ten years of credited service, and 2% per year for the next five years, up to a maximum of 60% of average final compensation after 15 years of credited service. Benefits payable under the SERP are greater than benefits payable under ACNielsen's qualified and excess defined benefit plans.

                                            ESTIMATED AGGREGATE ANNUAL ACNIELSEN RETIREMENT
  AVERAGE                                        BENEFIT ASSUMING CREDITED SERVICE OF:
   FINAL                                 ----------------------------------------------------
COMPENSATION                              5 YEARS       10 YEARS       15 YEARS      20 YEARS
------------                             --------       --------       --------      --------
 $ 550,000 ............................  $137,500       $275,000       $330,000      $330,000
   700,000 ............................   175,000        350,000        420,000       420,000
   850,000 ............................   212,500        425,000        510,000       510,000
 1,000,000 ............................   250,000        500,000        600,000       600,000
 1,150,000 ............................   287,500        575,000        690,000       690,000
 1,300,000 ............................   325,000        650,000        780,000       780,000
 1,450,000 ............................   362,500        725,000        870,000       870,000
 1,600,000 ............................   400,000        800,000        960,000       960,000

      The number of years of credited service for Messrs. Trivisonno, Lievense, Connors, Doppelt and Chrenc are, respectively, one, seven, one, two and zero.

      Compensation for the purpose of determining SERP benefits consists of base salary and regular annual cash bonuses. Severance pay, income derived from equity-based awards and other forms of special remuneration are excluded (including bonuses based on a performance period of longer than one year).

      For 1996, pensionable earnings under the SERP do not include accelerated long-term and other special bonuses paid by Dun & Bradstreet to the named executive officers, which were included in the annual compensation column in the Summary Compensation Table. The following amounts are deemed pensionable earnings under the SERP for 1996. They consist of 1996 base salary and, for all named officers other than Mr. Chrenc, the 1995 bonus paid in 1996 and the 1996 accelerated annual bonus paid in October of 1996 by Dun & Bradstreet: $858,334 for Mr. Trivisonno, $968,818 for Mr. Lievense, $670,846 for Mr. Connors, $788,626 for Mr. Doppelt and $204,167 for Mr. Chrenc.

      Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. The benefits shown in the table above are calculated on a straight-life annuity basis.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

      The Company has entered into agreements with the executive officers named in the Summary Compensation Table providing severance benefits in the event of a termination of employment in the circumstances described below following a "change in control" (as defined in the agreements) of the Company. The agreements were effective as of November 1, 1996 and remain in effect through December 31, 1999. On each January 1st thereafter, the agreement automatically extends for an additional year unless notice is given to the contrary by the Company prior to the preceding September 30th. Following the end of the month in which a change in control occurs, the agreements will remain in effect for no more than an additional 15 months (the "Protected Period").

      Benefits become payable in the event the executive is terminated during the Protected Period without "cause" (generally, the executive's willful and continued failure to perform his duties or his engaging in conduct that is materially injurious to the Company) or the executive terminates employment during that period for "good reason" (generally, an unfavorable change in employment status, reduction in compensation or benefits, required relocation or the lapse of 12 months following the change in control). The benefits payable under the agreements include (i) a lump sum amount equal to three times the sum of the executive's annual base salary and annual bonus, (ii) full vesting under the SERP and crediting of the maximum number of years of service for purposes of determining the amount of retirement benefits, (iii) a pro-rated portion of the executive's annual target bonus and a full target bonus payable with respect to any performance period longer than one year, (iv) cash reimbursement up to 20% of annual compensation (but no more than $100,000) for outplacement expenses,
(v) life and health insurance coverage for up to 36 months, and (vi) retiree life and medical insurance beginning at age 55. In addition, the executive is entitled to a gross-up payment from the Company to cover any required excise taxes (and any income taxes on the gross-up amount) payable by the executive as a result of the change in control.

      A change in control will generally be deemed to have occurred under the following circumstances: (i) an acquisition by any person of 20% of the combined voting power of the Company's securities, (ii) during any period of twenty-four months a majority of the Company's Board of Directors ceases to consist of (x) directors in office at the beginning of such period or (y) directors whose election was approved by two-thirds of the directors in office at the beginning of the period or by directors whose election was so approved, (iii) the Company's merger or consolidation with another entity (other than one in which the Company's shares outstanding prior to the merger represent more than 66 2/3% of the voting power of the surviving company and no shareholder holds 20% or more of such voting power) or (iv) the liquidation or sale of substantially all of the Company's assets.

EXECUTIVE TRANSITION PLAN

      The ACNielsen Corporation Executive Transition Plan ("ETP") provides severance benefits to the Chief Executive Officer of the Company and other executives he designates, including those named in the Summary Compensation Table. The ETP generally provides for the payment of severance benefits if the employment of a covered executive terminates by reason of a reduction in force, job elimination, unsatisfactory job performance or a mutually acceptable resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation consisting of such executive's annual base salary (paid at the same payroll intervals applicable to active employees) and annual incentive opportunity for the year of termination (pro-rated to reflect its payment at the same payroll intervals as salary). If, however, the executive is terminated by reason of unsatisfactory performance, the annual incentive opportunity will not be included in such executive's salary continuation payments.

      In addition, the ETP provides a covered executive with the following benefits upon an eligible termination: (i) continued medical, dental and life insurance coverage throughout the salary continuation period, (ii) unless terminated for unsatisfactory performance, a pro-rated annual bonus will be paid for the period of employment if the applicable performance target is met, (iii) unless terminated for unsatisfactory performance, a pro-rated long-term bonus will be paid for the period of employment if the applicable performance target is met and the executive is employed for at least half the period of the relevant performance cycle and (iv) in certain instances, outplacement services and financial counseling. The ETP gives the Chief Executive Officer the discretion to increase or decrease ETP benefits for executives other than the Chief Executive Officer, subject to the review of any such decision with the Compensation Committee. The Compensation Committee has this discretion with respect to the Chief Executive Officer.

      The ETP may not be amended during the one year period following a change in control of the Company (as defined in the change in control agreements). Any benefits payable under the ETP, however, will be offset by any other severance payments made to a covered executive by the Company including, but not limited to, amounts paid pursuant to the change in control agreements.

CERTAIN OTHER TRANSACTIONS

      In connection with the launch of ACNielsen, the executive officers named in the Summary Compensation Table decided to make significant equity purchases of ACNielsen stock for their own accounts. Accordingly, on November 4, 1996, the first day of regular way trading in ACNielsen stock, the following stock purchases (with the total amounts invested) were made in open market transactions by such officers: Mr. Trivisonno--45,607 shares ($720,000); Mr. Lievense--28,504 shares ($450,000); Mr. Connors--28,504 shares ($450,000); Mr.
Doppelt--20,523 shares ($324,000); and Mr. Chrenc--20,523 shares ($324,000). In connection with such purchases, the officers, other than Mr. Trivisonno, obtained personal, full-recourse loans for the amount of the purchases from a commercial bank and the Company guaranteed such loans. The guaranty with respect to each loan can be called upon a default by the individual borrower.

COMPENSATION OF DIRECTORS

      Cash Compensation. In 1996, each director not employed by the Company (a "Non-Employee Director") who was elected a director on October 16, 1996 was paid a retainer of $12,500. Mr. Holland, who was elected a director on December 19, 1996, was paid a retainer of $4,200. In addition, each Non-Employee Director was paid a fee of $1,000 for each Board or Committee meeting attended in 1996 and each Non-Employee Director who was Chairman of a Board Committee was paid a 1996 Chairman's fee of $3,000. Directors employed by the Company receive no retainers or fees.

      Under the director compensation program approved by the Board of Directors, the following fees and retainers will be payable to Non-Employee Directors in 1997: (i) an annual retainer of $25,000; (ii) an annual Committee Chairman fee of $3,000; and (iii) meeting fees of $1,000 for each Board or Committee meeting attended.

      Deferred Compensation Plan. Non-Employee Directors may elect to defer all or a specified part of the retainer and fees pursuant to the 1996 ACNielsen Corporation Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under this plan, these directors can defer compensation into a cash account and/or a deferred stock account. Payment of deferred amounts and applicable interest or dividends can be deferred until the first business day of the calendar year immediately following the date on which a deferring director terminates service as a director. Payments from a deferred cash account are made in cash and payments from a deferred stock account are made in shares of ACNielsen Common Stock.

      Directors' Stock Incentive Plan. Under the terms of the 1996 ACNielsen Corporation Non-Employee Directors' Stock Incentive Plan (the "Directors' Incentive Plan"), the Compensation Committee may grant a

Non-Employee Director such number of stock options and/or such number of shares of ACNielsen restricted stock as the Committee may, in its sole discretion, determine.

      In 1996, each Non-Employee Director was granted 10,000 stock options under the Directors' Incentive Plan with an exercise price equal to the fair market value of a share of ACNielsen Common Stock on the date of grant (the "Grant Date"). In general, one-sixth of such options become exercisable each year beginning one year after the Grant Date and the options expire on the tenth anniversary of the Grant Date. One-half of any unvested options become exercisable if the Company's stock price reaches 150% of the exercise price for five consecutive trading days and any remaining unvested options become exercisable if the Company's stock price reaches 200% of the exercise price for five consecutive trading days. Under the director compensation program approved by the Board of Directors, it is anticipated that, after the initial grant of 10,000 stock options, no additional option grants will be made for two years from the Grant Date and that additional annual grants will be for 5,000 options.

      In connection with the launch of ACNielsen, a special restricted stock grant, equivalent in value to $30,000 on the date of grant, was made in 1996 to each Non-Employee Director. In general, the restricted stock vests on the fifth anniversary of the grant date. No additional grants of restricted stock are currently anticipated.

      Change in Control. The Deferred Compensation Plan and the Directors' Incentive Plan provide that, in the event of a "change in control" (as defined under "Change in Control Severance Agreements" above) of ACNielsen, the Compensation Committee may, in its sole discretion, take such actions, if any, as it deems necessary or desirable with respect to any Awards (as hereinafter defined) as of the date of the consummation of the change in control including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted under each such plan.

      For purposes of the Deferred Compensation Plan, an Award means the shares or cash deferred pursuant to such plan. For purposes of the Directors' Incentive Plan, an Award means a stock option or share of restricted stock granted pursuant to such plan.

      The Company has no retirement plan for Non-Employee Directors.

                                  OTHER MATTERS

      ACNielsen knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Shareholder proposals intended to be presented at the ACNielsen Annual Meeting of Shareholders in 1998 must be received by ACNielsen no later than November 12, 1997. Shareholders should note that, in addition to applicable SEC rules and regulations, ACNielsen's by-laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations and other matters to be brought before an Annual or Special Meeting of the Company.

March 11, 1997

                                                                       EXHIBIT A

                           1996 ACNIELSEN CORPORATION
                       KEY EMPLOYEES' STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN

      The purpose of the Plan is to aid the Company and its Subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2. DEFINITIONS

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

            (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

            (d) Board: The Board of Directors of the Company.

            (e) Change in Control: The occurrence of any of the following events:

                  (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

                  (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

                  (iv) the stockholders of the Company approve a plan of
            complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (g) Committee: The Compensation Committee of the Board.

            (h) Company: ACNielsen Corporation, a Delaware corporation.

            (i) D&B: The Dun & Bradstreet Corporation, a Delaware corporation.

            (j) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

            (k) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

            (l) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

            (m) LSAR: A limited stock appreciation right granted pursuant to
      Section 8(d) of the Plan.

            (n) Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

            (o) Option: A stock option granted pursuant to Section 7 of the Plan.

            (p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

            (q) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

            (r) Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

            (s) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

            (t) Plan: The 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan.

            (u) Retirement: Termination of employment with the Company or a Subsidiary after such Participant has attained age 55 and ten years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

            (v) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

            (w) Spinoff Date: The date on which the Shares that are owned by D&B are distributed to the holders of record of shares of D&B.

            (x) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

            (y) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. SHARES SUBJECT TO THE PLAN

      The total number of Shares which may be issued under the Plan is 12,000,000. The maximum number of Shares for which Awards may be granted during a calendar year to any Participant shall be 700,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4. ADMINISTRATION

      The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 10,000 Shares in each calendar year to each Participant who is not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that (a) such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4 and (b) the chairman of the Committee shall approve any such grants made pursuant to this Section 4.

5. ELIGIBILITY

      Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Subsidiaries, who are from time to time responsible for the management, growth and protection of the business of the Company and its Subsidiaries, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6. LIMITATIONS

      No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7. TERMS AND CONDITIONS OF OPTIONS

      Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

            (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

            (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

            (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant
      (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, (iv) through the withholding of Shares (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate Option Price or (v) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

            (d) Exercisability Upon Termination of Employment by Death. If a Participant's employment with the Company and its Subsidiaries terminates by reason of death after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death.

            (e) Exercisability Upon Termination of Employment by Disability or Retirement. If a Participant's employment with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of such termination of employment; provided, however, that if a Participant dies within a period of five years after such termination of employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death.

            (f) Effect of Other Termination of Employment. Except as otherwise provided in an Award agreement, if a Participant's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment.

8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

            (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

            (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times
      (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable Option with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

            (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

            (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9. OTHER STOCK-BASED AWARDS

            (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

            (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this
      Section 9 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management;
      (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of the Company shall be $6,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

10. ADJUSTMENTS UPON CERTAIN EVENTS

      Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

            (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

            (b) Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

11. NO RIGHT TO EMPLOYMENT

      The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12. SUCCESSORS AND ASSIGNS

      The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13. NONTRANSFERABILITY OF AWARDS

      An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14. AMENDMENTS OR TERMINATION

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

15. INTERNATIONAL PARTICIPANTS

      With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16. CHOICE OF LAW

      The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

17. EFFECTIVENESS OF THE PLAN

      The Plan shall be effective as of the Spinoff Date. If the Plan is not approved by the stockholders of the Company prior to the first anniversary of the Spinoff Date, no Awards may be granted thereafter.

                                                                       EXHIBIT B

                           1996 ACNIELSEN CORPORATION
                         SENIOR EXECUTIVE INCENTIVE PLAN

1. PURPOSE OF THE PLAN

      The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic cash and/or equity-based bonus awards to certain senior executive employees of the Company and its subsidiaries, thereby motivating such executives to attain corporate performance goals articulated underthe Plan.

2. DEFINITIONS

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Award: (i) A periodic cash bonus award granted pursuant to the Plan or (ii) a periodic equity-based bonus award (A) issued pursuant to an equity-based plan of the Company and (B) granted pursuant to the Plan.

            (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

            (d) Board: The Board of Directors of the Company.

            (e) Change in Control: The occurrence of any of the following events:

                  (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

                  (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

                  (iv) the stockholders of the Company approve a plan of
            complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (g) Committee: The Compensation Committee of the Board.

            (h) Company: ACNielsen Corporation, a Delaware corporation.

            (i) D&B: The Dun & Bradstreet Corporation, a Delaware corporation.

            (j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

            (k) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

            (l) Participant: A senior executive of the Company or any of its Subsidiaries who (i) is (or is anticipated to become) a "covered employee" as defined in Section 162(m) of the Code (or any successor section thereof) and (ii) is selected by the Committee to participate in the Plan.

            (m) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

            (n) Plan: The 1996 ACNielsen Corporation Senior Executive Incentive Plan.

            (o) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

            (p) Spinoff Date: The date on which the Shares that are owned by D&B are distributed to the holders of record of shares of D&B.

            (q) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. ADMINISTRATION

      The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee shall have the exclusive authority to select the senior executives to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes.

4. ELIGIBILITY

      Only Participants shall be eligible to receive awards under the Plan.

5. AWARDS

            (a) Performance Goals. A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and
      (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity;
      (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $6,000,000.

            (b) Payment. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award. No Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of an Award.

            (c) Compliance with Section 162(m) of the Code. The provisions of this Section 5 shall be administered and interpreted in accordance with
      Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards.

6. AMENDMENTS OR TERMINATION

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b)(ii) of the Plan after the occurrence of a Change in Control.

7. NO RIGHT TO EMPLOYMENT

      Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8. NONTRANSFERABILITY OF AWARDS

      An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9. REDUCTION OF AWARDS

      Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10. ADJUSTMENTS UPON CERTAIN EVENTS

            (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards and/or (ii) any other affected terms of such Awards.

            (b) Change in Control. Notwithstanding any other provisions in the Plan to the contrary, in the event of a Change in Control, (i) the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (A) the acceleration of an Award, (B) the payment of a cash amount in exchange for the cancellation of an Award and/or (C) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control and (ii) any Participant who, as a result of a Change in Control, receives payments pursuant to a Change-in-Control agreement shall receive, subject to the same terms and conditions under which such payments are made, an amount in cash equal to
      (A) the annual target bonus under the Plan for the year in which the Change in Control occurs, multiplied by a fraction, (I) the numerator of which equals the number of full or partial days in such annual performance period during which he or she was employed by the Company and (II) the denominator of which is 365, and (B) the entire target bonus opportunity with respect to all other performance periods in progress under this Plan at the time of his or her termination of employment from the Company.

11. MISCELLANEOUS PROVISIONS

      The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case such payments shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

12. CHOICE OF LAW

      The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

13. EFFECTIVENESS OF THE PLAN

      The Plan shall be effective as of the Spinoff Date. If the Plan is not approved by the stockholders of the Company prior to the first meeting of the stockholders following the first anniversary of the Spinoff Date, no Awards shall be payable or granted thereafter.

                              ACNIELSEN CORPORATION

   PROXY/VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO BE HELD APRIL 16, 1997
            AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

      NICHOLAS L TRIVISONNO, ROBERT J. CHRENC and EARL H. DOPPELT, or any of them, with full power of substitution, are hereby appointed proxies to vote all the shares of Common Stock of ACNielsen Corporation ("Common Stock") which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 16, 1997, and at any adjournment thereof. Participants in the benefit plans listed in the "Notice to Participants in Certain Benefit Plans" on the back of this card are referred to such notice for information on the voting of shares held in such plans.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEMS (2), (3) AND (4).

(1) Election of four Class I Directors for a three-year term expiring at the 2000 Annual Meeting of Shareholders. Nominees: Donald W. Griffin, Robert
      M. Hendrickson, Brian B. Pemberton and Nicholas L Trivisonno.

   |_| FOR all nominees listed above, except     |_| WITHHOLD authority to
       vote withheld from the following              vote for all nominees
       nominees (if any):

       _____________________________________

(2) Ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the Company's consolidated financial statements for 1997. Mark only one.

                 FOR |_|             AGAINST |_|             ABSTAIN |_|

(3) Approval of the 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan. Mark only one.

                 FOR |_|             AGAINST |_|             ABSTAIN |_|

(4) Approval of the 1996 ACNielsen Corporation Senior Executive Incentive Plan. Mark only one.

                 FOR |_|             AGAINST |_|             ABSTAIN |_|

                                                     (Please Turn Over and Sign)

                              ACNIELSEN CORPORATION

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREHOLDER OF RECORD WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1), AND FOR ITEMS
(2), (3) AND (4). IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING AND SUBMITTED TO A VOTE, A PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON(S) VOTING THE PROXY.

NOTICE TO PARTICIPANTS IN CERTAIN BENEFIT PLANS.

      The trustee of (i) the ACNielsen Corporation Employee Stock Ownership Plan (the "ESOP"), (ii) the ACNielsen Corporation Savings Plan (the "Savings Plan"),
(iii) the Dun & Bradstreet Profit Participation Plan, (iv) the DonTech Profit Participation Plan, and (v) the Cognizant Corporation Savings Plan, has agreed that this proxy will also serve as voting instructions from participants in such plans who have plan contributions for their respective accounts invested in Common Stock. Proxies covering shares in the plans must be received prior to April 9,1997. If a proxy covering shares in the ESOP or Savings Plan has not been received prior to April 9, 1997 or if it is signed and returned without specification marked in the instruction boxes, the trustee of those plans will vote those plan shares in the same proportion as the respective shares in such plan for which it has received instructions, except as otherwise required by law. Shares held by other plans and not voted by participants will be voted in accordance with the terms of those plans.

                                        Date______________________________, 1997

                                        ________________________________________

                                        ________________________________________
                                                      Signature(s)

                                        Please sign exactly as name appears at
                                        left. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing and sign as required by the authority held.

                                        Proxy form begins on the reverse side.
                                        Please vote, date, sign and return
                                        immediately.